Exhibit 99.1

STONEMOR PARTNERS L.P. UNITHOLDERS APPROVE C-CORPORATION CONVERSION

TREVOSE, PA –December 20, 2019 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) a leading owner and operator of cemeteries and funeral homes, today announced that at a special meeting of the Partnership’s unitholders held earlier today, the Partnership’s unitholders voted to approve and adopt the Merger and Reorganization Agreement dated September 27, 2018, as amended to date (the “Merger Agreement”), pursuant to which, among other things, StoneMor GP LLC will convert from a Delaware limited liability company into a Delaware corporation to be named StoneMor Inc. (the “Company” when referring to StoneMor Inc. subsequent to such conversion), Merger Sub will be merged with and into the Partnership and the Partnership will become a wholly-owned subsidiary of the Company (the “Merger”) and the holders of common units and Series A Covertible Preferred Units (and together with our common units, the “units”) of the Partnership, each representing limited partner interests in the Partnership, will become stockholders in the Company.

Approximately 99.9% of the total StoneMor units that were voted at the special meeting voted in favor of the Merger. With a quorum voting, the Merger Agreement and Merger were approved and adopted by the unitholders.

The Merger is expected to close on December 31, 2019. Immediately after the closing, the Company Shares will begin trading on the New York Stock Exchange under the ticker symbol “STON”.

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About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 321 cemeteries and 89 funeral homes in 27 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the anticipated timing of the Conversion and Merger are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict,” “focus,” “review,” “cash flow,” “confident,” “filed timely,” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to our substantial secured and unsecured indebtedness, our ability to refinance our secured indebtedness in the near term, uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt and resume paying distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to: StoneMor’s ability to successfully implement its strategic plan relating to achieving operating improvements, including driving asset-level accountability and profitability, improving sales productivity and effectiveness, reducing operating expenses and improving financial reporting efficiencies; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K for the Year Ended December 31, 2018 and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

CONTACT:	Investor Relations
StoneMor Partners L.P.
(215) 826-4440

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